UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 27, 2008

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania 19061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 859-3000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains, and oral statements made from time to time by representatives of Foamex International Inc. may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, Foamex International Inc.’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in Foamex International Inc.’s most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this Current Report on Form 8-K or elsewhere by Foamex International Inc. speaks only as of the date on which it was made, and Foamex International Inc. disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

ITEM 1.01 – Entry into a Material Definitive Agreement.

Credit Agreement Amendments

Foamex International Inc. (the “Company”) and its wholly-owned subsidiary Foamex L.P. (“Foamex”) entered into amendments, effective March 27, 2008, to (i) the First Lien Term Credit Agreement (the “First Lien Agreement”), dated as of February 12, 2007, among the Company, Foamex, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, and (ii) the Second Lien Term Credit Agreement (the “Second Lien Agreement” and together with the First Lien Agreement, the “Term Credit Agreements”), dated as of February 12, 2007, among the Company, Foamex, the lenders from time to time party thereto (the “Second Lien Lenders”) and Bank of America, N.A., as Administrative Agent. The amendments were entered into in connection with the Company’s intention to conduct one or more transactions to decrease its indebtedness under the Term Credit Agreements through an infusion of equity.

The Second Lien Agreement, as amended, permits a Second Lien Lender to assign to the Company all or a portion of such lender’s Loans (as defined in the Second Lien Agreement) solely (except, in certain instances, with respect to the payment of accrued but unpaid interest in cash) in consideration for the issuance to such lender of Qualified Capital Stock (as defined in the Second Lien Agreement) of the Company as part of a similar offer (a “Permitted Offer”) to all Second Lien Lenders and provided that, subject to certain exceptions, (i) such Permitted Offer values the Loans submitted for assignment either at par or at a discount or premium to par, provided that any such discount or premium in such Permitted Offer is the same for all Second Lien Lenders, (ii) (A) the class of and initial price per share for the Qualified Capital Stock in such Permitted Offer, and any adjustments thereto, and (B) the selection of the method of payment for outstanding accrued and unpaid interest with regard to Loans submitted for assignment in such Permitted Offer are the same for all Second Lien Lenders, and (iii) the application of any provision permitting the Company to accept less than all of the principal amount of Loans submitted for assignment by a Second Lien Lender in its acceptance of Permitted Offer is applied pro rata among all accepting Second Lien Lenders based on their respective amounts of Loans submitted for assignment (except to the extent any Second Lien Lender otherwise agrees to a greater reduction with respect to itself only). Any Loans assigned in connection with a Permitted Offer shall be contributed to the capital of Foamex for no consideration and legally terminated, cancelled and extinguished and no longer outstanding for all purposes of the Second Lien Agreement.

With regard to the first Permitted Offer completed by the Company (the “First Permitted Offer”), the following conditions apply, subject to certain exceptions: (i) such First Permitted Offer must value the Loans submitted for assignment at par, (ii) if such First Permitted Offer is made concurrently with or in connection with a rights offering of, or other transaction with respect to, the same class of Qualified Capital Stock to the Company’s stockholders as is offered in such First Permitted Offer, then the subscription price per share of Qualified Capital Stock in such First Permitted Offer to Second Lien Lenders must be the same as in such rights offering or other transaction, (iii) the terms of such First Permitted Offer must require the Company to accept the entire principal amount of all Loans submitted for assignment pursuant to such First Permitted Offer except to the extent (A) any reduction is required by any provision included in the terms of such First Permitted Offer relating to the preservation of the use of the Company’s net operating losses pursuant to Section 382 of the Internal Revenue Code or (B) any Second Lien Lender agrees to permit the Company to reduce the amount of acceptance of such Second Lien Lender’s Loans submitted for assignment, and (iv) on or before the closing of such First Permitted Offer, the Company issues or sells Qualified Capital Stock for consideration in an aggregate amount of not less than $80.0 million (which may include any sales pursuant to the Equity Commitment Letters (as defined below)).

In connection with the amendment to the Second Lien Agreement, the Company paid an aggregate consent fee of $420,000 to Second Lien Lenders who agreed to such amendment.

Pursuant to the First Lien Agreement, as amended, if the Company receives any cash proceeds from the sale of its Qualified Capital Stock pursuant to the Equity Commitment Letters (the “Equity Commitment Letters”), dated as of February 13, 2008 (and discussed further in the Current Report on Form 8-K filed by the Company on such date), to be used for funding ordinary course expenditures, then the Company must make an optional prepayment of loans outstanding under the First Lien Agreement in an amount equal to the amount of such cash proceeds. In addition, upon completion by the Company of a First Permitted Offer, the Company must use any net cash proceeds from the other related stock sales to prepay loans outstanding under the First Lien Agreement.

The amendment to the First Lien Agreement includes a consent to the amendment to the Second Lien Agreement and the transactions contemplated thereby. A condition to such consent is that, prior to or concurrently with the completion of the First Permitted Offer, the Company must have received cash proceeds from the Equity Commitment Letters and net cash proceeds from the First Permitted Offer and related transactions equal to at least $15.0 million in the aggregate.

The amendment to the First Lien Agreement also amended the definition of “Applicable Rate” therein to mean 2.25% per annum for Base Rate Loans and 3.25% per annum for Eurodollar Rate Loans. In addition, the First Lien Agreement, as amended, eliminates a provision that would have permitted the Company to retain the first $15.0 million of net cash proceeds of certain asset sales, which must be applied instead to prepay loans under the First Lien Agreement.

In connection with the amendment to the First Lien Agreement, the Company paid an aggregate consent fee of $3,450,000 to First Lien Lenders who agreed to such amendment.

The foregoing summary of the amendments to the Term Credit Agreements is qualified in its entirety by reference to such amendments, which will be filed as exhibits to the Company’s periodic reports pursuant to the applicable rules and deadlines. Interested parties should read the documents in their entirety.

Equity Commitment Agreement and Put Option Agreements

As discussed above, the Company previously entered into the Equity Commitment Letters, which are discussed further in the Current Report on Form 8-K filed by the Company on February 13, 2008.

On April 1, 2008, the Company entered into an Equity Commitment Agreement (the “Equity Commitment Agreement”) with each of D. E. Shaw Laminar Portfolios, L.L.C. (“D. E. Shaw”), Sigma Capital Associates, LLC (“Sigma”), CGDO, LLC (as agent and on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III L.P. (together with CGDO, LLC, “Chilton” and collectively with D. E. Shaw and Sigma, the “Significant Equityholders”).

Pursuant to the Equity Commitment Agreement, the Company will carry out a rights offering (the “Rights Offering”) to existing holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and, concurrently with the Rights Offering, an offering of shares of its Common Stock to the lenders under the Second Lien Agreement (the “Second Lien Offering” and, together with the Rights Offering, the “Offerings”).

The Rights Offering

In connection with the Rights Offering, which will be for $115.0 million, the Company will issue to each record holder of Common Stock a non-transferable right to purchase shares of Common Stock for each share of Common Stock owned by such holder on a record date (to be determined) in exchange for a cash payment. The purchase price of shares of Common Stock in the Rights Offering will be $0.65 per share (the “Rights Offering Price”). The Company will file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) with regard to the shares of Common Stock issuable pursuant to the Rights Offering. In order for the Company to commence the Rights Offering, the SEC must declare such registration statement effective.

Second Lien Offering

Pursuant to the Second Lien Offering, the lenders under the Second Lien Agreement may purchase shares of Common Stock, with the purchase price being satisfied with an assignment to the Company, on a dollar-for-dollar basis and at par, of outstanding loans under the Second Lien Agreement (at the principal amount of the loan being assigned). The purchase price per share in the Second Lien Offering shall be the same as the Rights Offering Price. As discussed in more detail above, the Company entered into amendments of the Credit Agreements to permit the assignment of loans under the Second Lien Agreement pursuant to Permitted Offers. The Second Lien Offering will be the First Permitted Offer.

The Company will file a Registration Statement on Form S-1 with the SEC to register the shares of Common Stock issuable pursuant to the Second Lien Offering. In order for the Company to commence the Second Lien Offering, the SEC must declare such registration statement effective.

Early Participation Shares

As part of the Offerings, the Company will issue additional shares of Common Stock (“Early Participation Shares”) to each person (other than the Significant Equityholders) that participates in the Rights Offering or the Second Lien Offering within the first seven days of the commencement of the Offerings. Any such person will receive a number of Early Participation Shares equal to 2% (the “Early Participation Percentage”) of the number of shares of Common Stock being validly acquired by such person through the exercise of rights in the Rights Offering and/or the submission of loans in the Second Lien Offering during such seven-day period.

Put Option Agreements

Pursuant to the Equity Commitment Agreement, the Company has entered into put option agreements with each of the Significant Equityholders (collectively, the “Put Option Agreements”) pursuant to which, subject to certain conditions, the Company may require the Significant Equityholders to purchase an aggregate of $100.0 million of Common Stock at a price per share equal to the Rights Offering Price to the extent such Significant Equityholders did not do so in the Rights Offering or the Second Lien Offering. The Offerings and the Company’s rights under the Put Option Agreements are subject to certain cutback provisions discussed below. To the extent that Sigma’s or Chilton’s obligations under their respective Put Option Agreements are reduced as a result of such cutback provisions, D. E. Shaw has agreed that its obligations under its Put Option Agreement shall be increased by the amount of any such reductions. The put options expire on the earlier of (i) seven business days after the expiration of the Offerings and (ii) March 31, 2009. For the avoidance of doubt, the obligations under the Put Option Agreements shall not terminate until all required funding has occurred in accordance with the terms thereof.

In addition, under the Put Option Agreements, to the extent the Company does not receive gross cash proceeds equal to an aggregate of $15.0 million from the issuance of Company securities pursuant to the Equity Commitment Letters, D. E. Shaw and Sigma have agreed to exercise a sufficient number of rights in the Rights Offering to ensure that the sum of the gross proceeds from the issuance of Company securities under the Equity Commitment Letters and the net proceeds of the exercise of rights by D. E. Shaw and Sigma pursuant to this sentence equals $15.0 million.

In consideration for entry into the Equity Commitment Agreement and the Put Option Agreements, the Significant Equityholders shall be entitled to receive an aggregate premium (the “Put Option Premium”) of $8,625,000, payable in shares of Common Stock at a price per share equal to the Rights Offering Price. The dollar amount of this premium amount payable to any Significant Equityholder shall be reduced by an amount equal to any premium actually paid to that Significant Equityholder under the Equity Commitment Letters.

Cutbacks

The rights issued in connection with the Rights Offering to any Company stockholder that is not a Five Percent Stockholder (as defined in the Equity Commitment Agreement) as of April 1, 2008 shall not be exercisable to the extent such exercise, after taking into account any shares of Common Stock to be issued to such stockholder (or, to the extent such stockholder is a member of a group, such group) in connection with the Second Lien Offering or as Early Participation Shares would result of in such stockholder or group, as applicable, owning in excess of 4.9% of the Company’s Common Stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”).

The number of shares of Common Stock issuable in the Second Lien Offering is subject to reduction if the issuance thereof would result in the Company undergoing a cumulative “ownership change” of 49.5% within the meaning of Section 382. Pursuant to the amendment to the Second Lien Agreement, if a reduction is made in the number of shares of Common Stock to be issued in the Second Lien Offering, such reduction will be applied pro rata (as a percentage reduction in the number of shares of Common Stock sought to be purchased) to all lenders who have purchased shares of Common Stock in the Second Lien Offering (including any Significant Equityholders). However, this cutback provision shall not apply to the extent it would cause the Offerings to result in gross proceeds (including the principal amount of loans assigned pursuant to the Second Lien Offering) to the Company therefrom to be less then $135.0 million.

Finally, to the extent that Sigma or Chilton would be entitled to receive shares of Common Stock pursuant to the Offerings or their respective Put Option Agreements (including, without limitation, pursuant to their Put Option Premiums) that would result in beneficial ownership of Common Stock by such entity and its affiliates equal to or exceeding 10.0% and 5.0%, respectively, then such entity’s obligations under its Put Option Agreement shall be reduced to prevent such entity’s (together with its affiliates) ownership exceeding such percentage.

ITEM 8.01 – Other Events.

The Company hereby reports that it intends to file its Annual Report on Form 10-K for the year ended December 30, 2007 (the “2007 10-K”), no later than Friday, April 4, 2008. As a result of Foamex’s failure to transmit its audited financial statements for such period to the lenders under the Term Credit Agreements, Foamex is currently in default of this obligation under the Term Credit Agreements. However, Foamex is currently within a 30-day cure period under the Term Credit Agreements in which it can provide such audited financial statements to its lenders (thus curing the default) to avoid triggering an event of default under the Term Credit Agreements.

With regard to the Revolving Credit Agreement, dated as of February 12, 2007, among the Company, Foamex, the Company’s subsidiaries party thereto, Bank of America, N.A., as Administrative Agent, and the lenders and other parties thereto (the “Revolving Credit Agreement”), Foamex has obtained a waiver of this obligation to deliver its audited financial statements for the year ended December 30, 2007 within 90 days of the end of such fiscal year. The waiver permits Foamex to deliver such financial statements no later than April 30, 2008 without triggering a default under the Revolving Credit Agreement.

On April 1, 2008, the Company issued a press release announcing that it has secured additional equity commitments from certain of its major stockholders.  A copy of the press release which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 1, 2008

FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

EXHIBITS

99.1	Press Release dated April 1, 2008.